UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 18, 2026
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01     Regulation FD Disclosure.

On June 18, 2026, the Company issued a press release announcing top line results from its Phase 3 TRIDENT trial, which evaluated the initiation of Tumor Treating Fields (TTFields) therapy for newly diagnosed glioblastoma (GBM) at the start of chemoradiation (Early Start Arm) compared to initiating TTFields therapy during the subsequent maintenance phase of treatment (Maintenance Start Arm).

The trial did not demonstrate a statistically significant improvement in the primary endpoint of overall survival for the Early Start Arm compared to the Maintenance Start Arm. In the intent-to-treat (ITT) population, the Early Start Arm had a median overall survival of 17.7 months compared to 17.5 months in Maintenance Start Arm (HR 0.953; p=0.519).

TTFields therapy, including initiation with chemoradiation, was well-tolerated, and did not lead to any new safety signals. Device related safety was consistent with prior clinical studies of TTFields therapy in GBM.

The results from TRIDENT have been accepted for presentation at the American Society for Radiation Oncology (ASTRO) 2026 Annual Meeting.

TRIDENT is a Phase 3 global, pivotal, randomized, open-label, two-arm, multicenter trial designed to evaluate the effectiveness and safety of TTFields therapy given concomitantly with chemoradiation (radiation therapy and temozolomide), for newly diagnosed GBM patients, compared to initiating TTFields therapy once chemoradiation therapy is complete. In both arms, TTFields therapy and maintenance temozolomide are continued following chemoradiation therapy. The primary endpoint of the study is overall survival. Secondary endpoints include progression-free survival, one-, two- and three survival rates, overall radiologic response (ORR) based on the 2010 Response Assessment in Neuro-Oncology (RANO) criteria, next progression free survival, based on the 2010 RANO criteria and progression-free survival at 6 months and 12 months, and the severity and frequency of adverse events. RANO guidelines are an international, multidisciplinary set of recommendations designed to standardize the evaluation of treatment response in clinical trials for brain tumors.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of NovoCure Limited, dated June 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: June 18, 2026

By: /s/ Christoph Brackmann
Name: Christoph Brackmann
Title: Chief Financial Officer